    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2002

                                         REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           THE PRINCETON REVIEW, INC.

             (Exact Name Of Registrant As Specified In Its Charter)

                  Delaware                           22-3727603
      (State Or Other Jurisdiction of      (I.R.S. Employer Identification
       Incorporation or Organization)                  Number)


                                  2315 Broadway
                            New York, New York 10024
              (Address of Registrant's Principal Executive Offices)


             The Princeton Review, Inc. 401(k) Employee Savings Plan
                            (Full Title of the Plan)


                                 John S. Katzman
                      Chairman and Chief Executive Officer
                           The Princeton Review, Inc.
                                  2315 Broadway
                            New York, New York 10024
                                 (212) 874-8282
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                              John P. Schmitt, Esq.
                      Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                          New York, New York 10036-6710
                                 (212) 336-2000

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum      Proposed Maximum
    Title of Each Class of         Amount to be      Offering Price Per    Aggregate Offering         Amount of
Securities to be Registered(1)      Registered           Share (2)             Price (2)        Registration Fee (2)
------------------------------      ----------           ---------             ---------        --------------------
Common Stock, $.01 par value..       400,000               $7.00               $2,800,000              $257.60

(1) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended. Such calculation is based on (i) the price per share of the common stock of The Princeton Review, Inc., based on the average of the high and low prices for such common stock as reported on the NASDAQ Stock Market on January 14, 2002, and (ii) using such price per share, the maximum aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of common stock of the Registrant issuable in connection with The Princeton Review, Inc. 401(k) Employee Savings Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

                  The Registration Statement relates to the registration of 400,000 shares of common stock, par value $.01 per share, of the Registrant to be offered or sold pursuant to The Princeton Review, Inc., 401(k) Employee Savings Plan (the "Plan").

                  The documents containing the information about the Plan specified in Part I of Form S-8 will be sent or given to eligible and/or participating employees of the Registrant and other participating employers in the Plan as specified by Rule 428(b)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), and such documents taken together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8 shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  The Registrant shall provide a written statement to participants in the Plan advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of
Part II of this Registration Statement, the documents which are incorporated by reference into the Section 10(a) Prospectus, and the documents required to be delivered to them pursuant to Rule 428(b) of Regulation C under the Securities Act. The address, title of the individual or department, and telephone number to which the request is to be directed shall be provided to participants.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

                  (a) the Registrant's Registration Statement on Form S-1 (Registration No. 333-43874) filed under the Securities Act of 1933, as amended (the "Securities Act"), including any exhibits and amendments thereto, and the Registrant's final Prospectus, dated June 18, 2001 filed pursuant to Rule 424(b) under the Securities Act;

                  (b) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendments to such description in such Registration Statement;

                  (c) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001; and

                  (d) Current Report on Form 8-K dated October 1, 2001 and Amendment No. 1 to Current Report on Form 8-K/A dated October 1, 2001.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

                  - for any breach of the director's duty of loyalty to the corporation or its stockholders;

                  - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

                  - under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

                  - for any transaction from which the director derived an improper personal benefit.

                  The Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is expressly forbidden by the DGCL, as it now exists or is later amended.

                  Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent of the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Registrant's certificate of incorporation requires the Registrant to indemnify to the fullest extent authorized or permitted by the DGCL (as it existed at the time of the adoption of the certificate of incorporation, or, if the DGCL is later amended to permit broader indemnification, as so amended) each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent. The Registrant is only required to indemnify any such person seeking indemnification in connection with an action initiated by such person if such action was authorized by the board of directors. The certificate of incorporation also provides that the Registrant must advance expenses to a director or officer in advance of the final disposition of the matter with respect to which such expenses are being advanced upon receipt of an undertaking, if such undertaking is required by the DGCL, by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. The certificate of incorporation further states that the Registrant may, by action of the board of directors, provide indemnification to employees and agents of the company with the same scope and effect as the foregoing provisions relating to directors and officers.

                  The certificate of incorporation provides that the rights to indemnification and advancement of expenses conferred by it are not exclusive of any other right that any person may have or acquire under any statute, any amendment to the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Registrant maintains directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  See "Exhibit Index" on page II-8.

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)      To include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act;

                                    (ii)     To reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the Registration
                                             Statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the registration statement.
                                             Notwithstanding the foregoing, any
                                             increase or decrease in volume of
                                             securities offered (if the total
                                             dollar value of securities would
                                             not exceed that which was
                                             registered) and any deviation from
                                             the low or high end of the
                                             estimated maximum offering range
                                             may be reflected in the form of
                                             prospectus filed with the
                                             Commission pursuant to Rule 424(b)
                                             if, in the aggregate, the changes
                                             in volume and price represent no
                                             more than a 20 percent change in
                                             the maximum aggregate offering
                                             price set forth in the

                                             "Calculation of Registration Fee"
                                             table in the effective Registration
                                             Statement;

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the Registration
                                             Statement or any material change to
                                             such information in the
                                             Registration Statement;

                                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (d) The undersigned Registrant undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make any changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, The Princeton Review, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 18th day of January, 2002.

                                        THE PRINCETON REVIEW, INC.


                                        By:   /s/  John S. Katzman
                                            -----------------------------------
                                            Name:  John S. Katzman
                                            Title: Chairman and Chief Executive
                                                   Officer


                                POWER OF ATTORNEY

                  Each individual whose signature appears below constitutes and appoints each of John S. Katzman, Mark Chernis and Stephen Melvin, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                                  Title                                        Date
       ---------                                                  -----                                        ----
/s/ John S. Katzman                            Chairman and Chief Executive Officer
----------------------                         (Principal Executive Officer)                             January 18, 2002
    John S. Katzman

/s/ Stephen Melvin                             Chief Financial Officer
----------------------                         (Principal Financial and Accounting Officer)              January 18, 2002
    Stephen Melvin

/s/ Richard Katzman
----------------------
    Richard Katzman                            Director                                                  January 16, 2002

/s/ John C. Reid
----------------------
    John C. Reid                               Director                                                  January 15, 2002

/s/ Richard Sarnoff
----------------------
    Richard Sarnoff                            Director                                                  January 17, 2002

/s/ Sheree T. Speakman
----------------------
    Sheree T. Speakman                         Director                                                  January 18, 2002

/s/ Howard A. Tullman
----------------------
    Howard A. Tullman                          Director                                                  January 17, 2002

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of January, 2002.


                                 THE PRINCETON REVIEW, INC.
                                 401(k) EMPLOYEE SAVINGS PLAN


                                 By:   /s/  John S. Katzman
                                     -------------------------------------------
                                     Name:  John S. Katzman
                                     Title: Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION                                                   PAGE
--------------    -----------                                                   ----
4.1               Copy of The Princeton Review, Inc. 401(k) Employee Savings
                  Plan, effective January 15, 2002.

5.1               Opinion of Patterson, Belknap, Webb & Tyler LLP

23.1              Consent of Patterson, Belknap, Webb & Tyler LLP
                  (included in Exhibit 5.1 hereto)

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Ernst & Young LLP

23.3              Consent of Caras & Shulman, PC

24.1              Power of Attorney (included on the signature pages hereto)